EXHIBIT 77Q3 TO FORM N-SAR



Registrant Name: Phoenix Portfolios Fund
File Number: 811-08631
Registrant CIK Number: 0001054424

Sub-Item 77Q3

Exhibit 77Q3-2

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, and 73A2, the correct answers are as follows:

72DD1/72DD2
Series 1 - Class A $1038 Class B $55 Class C $194


73A1/73A2
Series 1 - Class A 0.224 Class B 0.143 Class C 0.14300